Exhibit 10.3


         NOTE PURCHASE AGREEMENT dated as of December 30, 2005, among HUGHES COMMUNICATIONS, INC., a Delaware corporation formerly known as SkyTerra Holdings, Inc. (the "Issuer"); APOLLO INVESTMENT FUND IV, L.P., a Delaware limited partnership; and APOLLO OVERSEAS PARTNERS IV, L.P., a Delaware limited partnership (together with Apollo Investment Fund IV, L.P., the "Initial Noteholders").

                                    RECITALS

         WHEREAS, the Issuer has entered into the Membership Interest Purchase Agreement dated as of November 10, 2005 (as amended or otherwise modified through the date hereof, the "Purchase Agreement"), by and among DTV Network Systems, Inc., The DIRECTV Group, Inc., the Issuer, Parent and Hughes Network Systems, LLC ("HNS"), pursuant to which the Issuer will acquire the remaining 50% of the issued and outstanding Class A Units of HNS (the "Acquisition") that will not be transferred to the Issuer pursuant to the Separation Agreement (as defined below) immediately prior to the Closing in exchange for the purchase price (the "Purchase Price") of $100,000,000 in cash;

         WHEREAS, on the Closing Date the Issuer desires to issue to the Initial Noteholders and the Initial Noteholders desire to purchase from the Issuer the Notes (as defined below) in the aggregate original principal amount of $100,000,000, upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, it is intended that the Issuer will consummate a sale of shares of its Common Stock to its stockholders, including the Initial Noteholders and certain of their Affiliates, pursuant to a rights offering (the "Rights Offering") made to all but not less than all of the Issuer's existing stockholders, substantially on the terms described in the draft Form S-1 Registration Statement attached hereto as Exhibit E, and any amendments thereto, generating aggregate net proceeds sufficient to repay the Notes.

         NOW THEREFORE, the parties to this Agreement hereby agree as set forth below.

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Defined Terms.

         As used in this Agreement, the terms set forth in this Section 1.1 shall have the respective meanings assigned hereto.

                  "Acquisition" has the meaning given to such term in the preamble to this Agreement.

                  "Affiliate" means, with respect to any Person, (a) any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with such Person; (b) any Person owning, beneficially or of record, 5.0% or more of the voting stock of such Person; (c) any director or executive officer of such Person; and (d) with respect to a Person who is an individual, any relative, spouse or former relative or spouse of such Persons; provided however, that the Initial Noteholders shall not be deemed to be Affiliates of Issuer or Parent.

                  "Agreement" means this Agreement, together with all schedules, exhibits and annexes attached hereto, as amended, modified, supplemented or restated from time to time.

                  "Applicable Law" means all provisions of Laws of any Governmental Authority applicable to the Person in question or any of its Property, and all Orders in proceedings or actions in which the Person in question is a party or by which any of its Properties are bound.

                  "Board" means, with respect to any Person, the board of directors, board of managers or other governing body of such Person or any duly authorized committee thereof.

                  "Business" has the meaning given to such term in Section 4.17.

                  "Business Day" means any day other than (a) a Saturday or Sunday or (b) a day on which banks are authorized or required to be closed in New York, New York; provided, however, that any determination of a Business Day relating to a Securities exchange or other Securities market means a Business Day on which such exchange or market is open for trading.

                  "Capital Lease" means any lease of Property by the Issuer which, in accordance with GAAP, is required to be reflected as a capital lease on the balance sheet of such Person in accordance with GAAP and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Change of Control" means the occurrence of any of the following events without the consent of the Noteholders: (i) any transaction or series of transactions in which the Issuer ceases to own 100.0% of the outstanding Class A Units of HNS; (ii) the sale of all or substantially all of the assets of Issuer; or (iii) the liquidation of Issuer; provided, that, notwithstanding anything to the contrary contained herein, neither the Rights Offering nor the Special Dividend Distribution shall be deemed a Change of Control.

                  "Closing" means the issuance and purchase of the Notes on the Closing Date.

                  "Closing Date" has the meaning given to such term in Section 2.2(a).

                  "Collateral Agent" has the meaning set forth in the Security Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder, as from time to time in effect, or any successor thereto.

                  "Commission" means the Securities and Exchange Commission (or a successor thereto).

                  "Common Stock" means the common stock of the Issuer, $0.001 par value per share.

                  "Control" (including the terms "Controlling," "Controlled by" and "under common Control with") means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting Securities, by contract or otherwise.

                  "Convertible Amount" has the meaning given to such term in
Section 3.5(a).

                  "Default" means any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

                  "Deferred Interest" has the meaning given to such term in
Section 3.3(a).

                  "Disqualified Stock" means any capital stock that, by its terms (or by the terms of any Security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the capital stock), or upon the happening of any event matures for cash or is mandatorily redeemable in cash, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder of the capital stock, in whole or in part in cash, on or prior to April 1, 2007.

                  "Distribution" means, in respect of any Person, (a) the payment or making of any dividend or other distribution of Property in respect of Equity Interests of such Person or (b) the redemption or other acquisition of any Equity Interests of such Person.

                  "Environmental Laws" means all Federal, state or local Laws, Orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

                  "Equity Interests" means any capital stock, partnership or limited liability company interest or other equity or voting interest or any security or evidence of indebtedness convertible into or exchangeable for any capital stock, partnership or limited liability company interest or other equity interest, or any right, warrant or option to acquire any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common Control with the Issuer or its Subsidiaries within the meaning of Section 414(b) or 414(c) of the Code (and Sections 414(m) and 414(o) of the Code for purposes of provisions relating to Section 412 of the
Code).

                  "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Issuer or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Issuer or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Issuer or any ERISA Affiliate of such Persons.

                  "Event of Default" has the meaning given to such term in
Section 10.1(a).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations issued thereunder, as from time to time in effect, or any successor thereto.

                  "Final Maturity Date" means January 1, 2007.

                  "Financial Data" has the meaning given to such term in Section 4.5(a).

                  "Financial Officer" of any Person means its chief financial officer or principal accounting officer or treasurer.

                  "Fiscal Year" means a fiscal year for financial accounting purposes commencing on January 1 and ending on December 31. The current Fiscal Year of the Issuer will end on December 31, 2005.

                  "GAAP" means generally accepted accounting principles in the United States in effect from time to time.

                  "Governing Documents" means as to any Person, its articles or certificate of incorporation and by-laws, its partnership agreement, its certificate of formation and operating agreement and/or the other organizational or governing documents of such Person.

                  "Governmental Authority" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or any political subdivision thereof, or of any other country.

                  "Guarantee" of or by any Person (the "Guarantor") means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, and including any obligation of the Guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof; (b) to purchase or lease Property, Securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof; (c) to maintain working capital, equity or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other obligation; or (d) as an account party in respect of any letter of credit or letter of guarantee issued to support such Indebtedness or obligation.

                  "HNS" has the meaning given to such term in the preamble to this Agreement.

                  "HNS Pledges" means the HNS First Lien Pledge and the HNS Second Lien Pledge.

                  "HNS First Lien Pledge" means the First Lien Parent Pledge Agreement, dated as of April 22, 2005, made by SkyTerra Communications, Inc. and Hughes Network Systems, Inc., in favor of JPMorgan Chase Bank, N.A., as administrative agent for the lenders parties to the Credit Agreement, dated as of April 22, 2005, among Hughes Network Systems, LLC, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bear Stearns Corporate Lending Inc., as Syndication Agent, and J.P. Morgan Securities Inc. and Bear, Stearns & Co. Inc., as joint lead arrangers and joint bookrunners, as amended, restated, supplemented or otherwise modified from time to time.

                  "HNS Second Lien Pledge" means the Second Lien Parent Pledge Agreement, dated as of April 22, 2005, made by SkyTerra Communications, Inc. and Hughes Network Systems, Inc. in favor of Bear Stearns Corporate Lending Inc., as administrative agent, for the lenders parties to the Second Lien Credit Agreement, dated as of April 22, 2005 among Hughes Network Systems, LLC, as borrower, the lenders parties thereto, Bear Stearns Corporate Lending, Inc., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and J.P. Morgan Securities Inc. and Bear, Stearns & Co. Inc., as joint lead arrangers and joint book managers, as amended, restated, supplemented or otherwise modified from time to time.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property acquired by such Person; (d) all obligations of such Person in respect of the deferred purchase price of Property or services (excluding accounts payable incurred in the ordinary course of business not past due by more than 90 days or being contested in good faith); (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; (f) all Guarantees by such Person of Indebtedness of others; (g) all Capital Leases of such Person; (h) all reimbursement obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guarantee; and (i) all monetary obligations of each Person under Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Person" has the meaning given to such term in
Section 11.5.

                  "Initial Noteholders" has the meaning given to such term in the preamble to this Agreement.

                  "Interest Payment Date" means March 31, June 30, September 30 and December 31, of each year until principal and all accrued interest on the Notes are paid in full in accordance with this Agreement. The first Interest Payment Date shall be March 31, 2006.

                  "Investment Act" means the Investment Company Act of 1940, as amended.

                  "Issuer" has the meaning given to such term in the preamble to this Agreement.

                  "Issuer Securities" means the Notes and the Common Stock acquired by the Noteholders upon conversion of the Notes.

                  "Joint Venture" means, as to a Person, any corporation, partnership or other legal entity or arrangement in which such Person has any direct or indirect Equity Interest and that is not a Subsidiary of such Person.

                  "Law" means any law, statute, common law requirement, treaty, rule, directive, ordinance, code or regulation or Order of any Governmental Authority.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset; (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; and (c) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

                  "Losses" has the meaning given to such term in Section 11.5.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation U of the Federal Reserve Board.

                  "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, Properties, condition (financial or otherwise) or prospects of the Issuer; (b) a material impairment of the ability of the Issuer to perform under any Note Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Issuer of any Note Document.

                  "Maximum Lawful Rate" has the meaning given such term in
Section 3.3(d).

                  "Multiemployer Plan" has the meaning set forth in Section 4001(a)(3) of ERISA.

                  "Non-Qualified Plan" means any Plan described in Section 301(a)(3) of ERISA.

                  "Note Documents" means this Agreement, the Notes, the Security Agreement, the Registration Rights Agreement and any other document or instrument executed and delivered by the Issuer in connection with the Notes or this Agreement.

                   "Note Register" has the meaning given to such term in Section 3.8(a).

                  "Noteholders" means the Persons holding Notes from time to time.

                  "Notes" means the $100,000,000 aggregate original principal amount of 8% Senior Secured Notes due 2007 dated as of the Closing Date, in substantially the form of Exhibit B hereto.

                  "Obligations" means the due and punctual payment of the principal of and interest on the Notes, and other monetary obligations of the Issuer to the Noteholders, howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, primary or secondary, due or to become due, or now existing or hereafter arising, under this Agreement or any other Note Document.

                  "Order" means judgments, writs, decrees, compliance agreements, injunctions or orders of any Governmental Authority or arbitrator.

                  "Other Taxes" means any present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Note Document.

                  "Parent" means SkyTerra Communications, Inc., a Delaware corporation.

                  "PBGC" means the Pension Benefit Guarantee Corporation or any Governmental Authority succeeding to the functions thereof.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Issuer sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding five (5) plan years.

                  "Permits" shall mean all licenses, permits, exceptions, franchises, accreditations, privileges, rights, variances, waivers, approvals and other authorizations (including, without limitation, those relating to environmental matters) of, by or from Governmental Authorities necessary for the conduct of the business of the Issuer.

                  "Permitted Acquisition" means the acquisition, by merger or otherwise, by the Issuer of all or substantially all of the assets of, or all the Equity Interests (other than directors' qualifying shares) in a Person, division or line of business of a Person, all the assets of which are located in the United States so long as (a) immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom; (b) all transactions related thereto shall be consummated in accordance with Applicable Laws; (c) in case of an acquisition of assets, such assets are to be used, and in the case of an acquisition of Equity Interests, the Person so acquired is engaged, in the same or similar line of business as is currently conducted by the Issuer or any of its Subsidiaries; and (d) a Responsible Officer of the Issuer shall have executed and delivered to the Noteholders any applicable calculations certifying as to the matters set forth in the foregoing clauses (a) and (c).

                  "Permitted Investments" means (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's; (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the Laws of the United States or any state thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) fully collateralized repurchase agreements with a term of not more than 30 days for Securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and (e) shares of funds registered under the Investment Company Act of 1940, as amended, that have assets of at least $500,000,000 and invest primarily in obligations described in clauses (a) through (c) above to the extent that such shares are rated by Moody's or S&P in one of the two highest rating categories assigned by such agency for shares of such nature.

                  "Permitted Liens" means (a) Liens imposed by Law for taxes or other governmental charges that are not yet due or are being contested in compliance with Section 7.1(b); (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by Law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 7.1(b); (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security Laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 10.1(a)(xiii); (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by Law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Issuer; (g) any interest of a landlord in or to property of the tenant imposed by Law, arising in the ordinary course of business and securing lease obligations that are not overdue by more than 30 days or are being contested in compliance with Section 7.1(b), or any possessory rights of a lessee to the leased property under the provisions of any lease permitted by the terms of this Agreement; and (h) Liens of a collection bank arising in the ordinary course of business under ss.4-208 or ss.4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction; (i) Liens permitted under the HNS Pledges; (j) Liens securing any purchase money Indebtedness in an aggregate amount not to exceed at any time $50,000 (including any Indebtedness acquired in connection with a Permitted Acquisition); provided, any such Indebtedness shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness; and
(k) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business.

                  "Person" shall be construed as broadly as possible and includes natural person, corporation, limited liability company, partnership, Joint Venture, trust, unincorporated association or other organization and a Governmental Authority.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Issuer sponsors or maintains or to which the Issuer makes, is making, or is obligated to make contributions and includes any Pension Plan and Non-Qualified Plan.

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Proprietary Rights" means permits, licenses, franchises, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications and all licenses and rights related to any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

                  "Purchase Agreement" has the meaning given to such term in the preamble to this Agreement.

                  "Purchase Price" has the meaning given to such term in the preamble to this Agreement.

                  "Registration Rights Agreement" means the Registration Rights Agreement substantially in the form attached hereto as Exhibit F dated as of January 1, 2006 among the Issuer and the other Persons party thereto, as amended, modified, supplemented or restated from time to time.

                  "Reportable Event" means, any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "Requisite Noteholders" means Noteholders representing a majority of the then outstanding principal balance of the Notes.

                  "Responsible Officer" of any Person, means the chief executive officer or a Financial Officer of such Person.

                  "Restricted Payment" means any Distribution (whether in cash, Securities or other Property) with respect to any Equity Interests of the Issuer, or any payment (whether in cash, Securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests of the Issuer; provided, that, notwithstanding anything to the contrary contained herein, the distribution of Rights in the Rights Offering shall not be deemed a Restricted Payment.

                  "Restricted Securities" means the Issuer Securities to the extent the Issuer Securities have not then been sold to the public pursuant to
(a) registration under the Securities Act or (b) Rule 144 (or similar or successor rule) promulgated under the Securities Act.

                  "Rights" means the rights of stockholders of the Issuer to purchase Common Stock in the Rights Offering.

                  "Rights Offering" has the meaning given to such term in the preamble to this Agreement.

                  "Securities" has meaning given to such term in the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Agreement" means the Security Agreement substantially in the form attached as Exhibit B hereto dated as of January 1, 2006 among the Issuer, the Collateral Agent and the other Persons party thereto from time to time, as amended, modified, supplemented or restated from time to time.

                  "Separation Agreement" means the Separation Agreement between Issuer and Parent, in substantially the form of Exhibit C hereto.

                  "Special Dividend Distribution" means the "Distribution" as defined in the Separation Agreement.

                  "Stated Rate" means 8.0% per annum.

                  "Subsidiary" means, with respect to any Person, any other Person of which 50.0% or more of the Equity Interests entitled to vote in the election of directors or comparable Persons performing similar functions are at the time owned or Controlled, directly or indirectly through one or more Subsidiaries, by such Person.

                  "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

                  "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Noteholders, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Noteholders' net income by the jurisdiction (or any political subdivision thereof) under the Laws of which such Noteholder is organized or maintains an office.

                  "Transfer" means any sale, transfer, assignment, or other disposition of any interest in, with or without consideration, any security, including any disposition of any security or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

                  "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "United States" means the United States of America.

                  "United States Dollars" means lawful currency of the United States.

         1.2 Terms Generally.

         The definitions in Section 1.1 shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."

         1.3 Use of Defined Terms.

         Terms defined in this Agreement and used in any exhibit, schedule, certificate, annex, other Note Document or other document delivered in connection with this Agreement, shall have the meanings assigned herein unless otherwise defined.

         1.4 Cross-References.

         Unless otherwise specified, references in this Agreement or any other Note Document to any article or section are references to such article or section of this Agreement or such Note Document, as the case may be, and references in any article, section or definition to any clause are references to such clause of such section, article or definition.

         1.5 Currency; Amounts.

         Unless otherwise specified herein, all statements or references to dollar amounts or "$" set forth herein or in any other Note Document shall refer to United States Dollars. Any reference to the principal amount of the Notes shall include all increases to the principal amount of the Notes for Deferred Interest pursuant to Section 3.3(a).

         1.6 Accounting Terms; GAAP.

         Except as otherwise expressly provided herein, any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

                                   ARTICLE II
                         PURCHASE AND SALE OF THE NOTES

         2.1 Issuance and Purchase of the Notes.

         On the Closing Date, upon the terms and subject to the conditions set forth in this Agreement and the other Note Documents, the Issuer shall sell to the Initial Noteholders, and the Initial Noteholders shall purchase from the Issuer, one or more Notes in an aggregate principal amount equal to the amount set forth opposite the Initial Noteholder's name on Schedule I for the purchase price set forth opposite its name on Schedule I.

         2.2 Closing.

                  (a) The Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036 on January 1, 2006 (the "Closing Date"), provided, however, that it is understood and agreed that the delivery by each Initial Noteholder by wire transfer of immediately available funds to an account or accounts designated by the Issuer contemplated by Section 6.2(a) shall not take place until January 3, 2006 and interest shall not accrue under the Notes until such transfer of funds has occurred; provided, further, that notwithstanding anything in this Agreement or otherwise to the contrary, upon such delivery by wire transfer of immediately available funds, the Closing Date shall be deemed to have occurred on January 1, 2006 for all purposes other than the accrual of interest as stated above.

                  (b) At the Closing, the Issuer shall deliver to each Initial Noteholder or its nominee duly executed Notes payable to the order and registered in the name of such Initial Noteholder or its nominee dated the Closing Date in an aggregate principal amount equal to the amount set forth as the principal amount opposite such Initial Noteholder's name on Schedule I.

         2.3 Use of Proceeds.

         The proceeds received by the Issuer from the sale of the Notes shall be used by the Issuer solely to pay the Purchase Price contemplated by the Purchase Agreement.

                                  ARTICLE III
                             PROVISIONS OF THE NOTES

         3.1 The Notes.

         The Notes shall be in the aggregate original principal amount of $100,000,000. The Notes shall be dated the Closing Date. The aggregate amount of the Notes shall, subject to the provisions for mandatory and optional prepayment and acceleration contained herein, mature and be payable in full, together with all interest, accrued thereon, on the Final Maturity Date.

         3.2 General Provisions As To Payments.

                  (a) The Issuer shall make each cash payment due in respect of the principal of, or accrued interest on the Notes, or any other amount due to the Noteholders under this Agreement or any other Note Document, not later than 2:00 p.m. in New York, New York, on the day when due, to the Noteholders as provided in the Notes or in such other manner as instructed from time to time in writing by the Noteholders. All cash payments due under this Section 3.2 shall be made in United States Dollars by wire transfer of immediately available funds.

                  (b) Whenever any payment (including principal of, or interest on the Notes or other amount) hereunder or under any other Note Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of such interest if applicable.

                  (c) The Issuer hereby authorizes the Noteholders to make appropriate notations on the grid attached to the Notes, including the date, outstanding principal amount (including Deferred Interest, if any) and any prepayment thereof, which notations shall be conclusive evidence of such date, outstanding principal and prepayment absent manifest error; provided, however, that the failure of the Noteholders to make such notation or any error on the Notes shall not affect the obligation of the Issuer to repay, in accordance with the terms of the Notes and this Agreement, the principal amount of the Notes together with all interest, and other amounts due hereunder.

                  (d) The Issuer shall not, and shall not permit any of its Subsidiaries to purchase, redeem or otherwise acquire any Notes from any Noteholder thereof except upon payment or prepayment thereof in accordance with the specific terms thereof and of this Agreement. Any Notes so purchased, redeemed or otherwise acquired by the Issuer shall be cancelled and not be deemed outstanding for any purpose under this Agreement.

                  (e) The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Noteholder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement, the other Note Documents or the Notes unless such consideration is offered to be paid (pro rata according to principal amount) to all Noteholders who so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                  (f) Except to the extent otherwise provided herein, each payment of principal of the Notes by the Issuer shall be made for the account of the Noteholders thereof pro rata in accordance with the respective unpaid principal amounts of the Notes held by them and each payment of interest on the Notes shall be made for the account of the Noteholders thereof pro rata in accordance with the amounts of interest on such Notes then due and payable to the respective Noteholder.

         3.3 Interest.

                  (a) Interest at a fixed rate per annum equal to 8.0% ("Deferred Interest") shall be payable on the principal amount of the Notes and the outstanding principal amount of the Notes shall be automatically deemed to be increased by an amount equal to the Deferred Interest owing on each Interest Payment Date.

                  (b) Interest on the Notes shall accrue from day to day and shall be payable (as provided in Section 3.3(a)) on (i) each Interest Payment Date, in arrears; (ii) the date of any prepayment in accordance with Section 3.6; and (iii) maturity of the Notes, whether by acceleration or otherwise. All computations of interest hereunder shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                  (c) The Noteholders and the Issuer intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Note Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect (the "Maximum Lawful Rate"). Neither the Issuer, nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the Maximum Lawful Rate, and the provisions of this Section 3.3(d) shall control over all other provisions of the Note Documents which may be in conflict or apparent conflict herewith. The Noteholders expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (i) the maturity of any Obligation is accelerated for any reason; (ii) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the Maximum Lawful Rate; or (iii) any Noteholder or any other holder of any or all of the Obligations shall otherwise collect money which is determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of the Maximum Lawful Rate, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Noteholder's option, promptly returned to the Issuer or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the Maximum Lawful Rate, the Issuer and the Noteholders (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; and
(iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder. Notwithstanding anything to the contrary set forth in this Section
3.3 or Section 3.4, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the Maximum Lawful Rate, then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Issuer shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Noteholders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 3.3 and 3.4, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Noteholder pursuant to the terms hereof exceed the amount which such Noteholder could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. As used in this Section 3.3(d) only the term "applicable law" means the Laws of the State of New York or the Laws of the United States, whichever Laws allow the greater interest, as such Laws now exist or may be changed or amended or come into effect in the future.

         3.4 Interest on Overdue Amounts.

         So long as any Event of Default shall have occurred and be continuing, the Issuer shall pay, in cash on demand from time to time, interest to the extent permitted by Law at a rate per annum equal to 4.0% above the Stated Rate on the outstanding principal amount of the Notes and any unpaid interest then due and payable thereon.

         3.5 Conversion; Rights Offering; Scheduled Repayment.

                  (a) Conversion. The Initial Noteholders shall exercise their respective Rights in full (including their over-subscription privileges) such that the Initial Noteholders shall purchase (to the extent permitted by the terms of the Rights Offering) all of the shares of Common Stock allocated to them as well as those not subscribed for by other stockholders of the Issuer in the Rights Offering; provided that the maximum aggregate subscription price to be paid by the Initial Noteholders pursuant to this Section 3.5(a) shall not exceed the then aggregate principal amount outstanding of the Notes plus accrued but unpaid interest thereon. Upon consummation of the Rights Offering, the Notes held by the Initial Noteholders bearing an aggregate principal amount plus accrued but unpaid interest thereon equal to the aggregate subscription price of the Rights exercised in the Rights Offering by the Initial Noteholders pursuant to this Section 3.5(a) (the aggregate amount of such principal plus accrued but unpaid interest, the "Convertible Amount"), shall automatically convert to the number of shares of Common Stock determined by dividing the Convertible Amount by the per share subscription price of Common Stock in the Rights Offering. In the event that the Convertible Amount is less than the aggregate principal amount outstanding of the Notes plus accrued but unpaid interest thereon held by the Initial Noteholders immediately prior to the consummation of the Rights Offering, then the Common Stock issued pursuant to such conversion shall be distributed, and the corresponding principal amount of Notes plus accrued but unpaid interest thereon cancelled, pro rata among the Initial Noteholders.

                  (b) Consummation of Rights Offering. Promptly upon the consummation of the Rights Offering (and in any event no later than one Business Day after the consummation of the Rights Offering), any and all principal of the Notes remaining unpaid thereon after the conversion described in Section 3.5(a), together with all interest accrued but unpaid thereon, automatically and unconditionally shall be due and payable in cash.

                  (c) Final Maturity. Any and all principal of the Notes remaining unpaid and unconverted, together with all interest accrued but unpaid thereon automatically and unconditionally shall be due and payable in full in cash on the Final Maturity Date.

         3.6 Optional Prepayments.

                  (a) The Issuer may, at any time, at its option, prepay the Notes in whole and from time to time in part.

                  (b) Each prepayment pursuant to this Section 3.6 shall be in an aggregate principal amount not less than $1,000,000 or integral multiples of $1,000,000 in excess thereof. Each prepayment of the Notes shall be made at a purchase price in cash equal to 100% of the principal amount of such Notes, plus all interest accrued on such Notes through the date of prepayment. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated pro rata among all of the Notes outstanding at such time in proportion to their respective unpaid principal amounts.

                  (c) Each notice of prepayment pursuant to this Section 3.6 shall specify (i) the proposed date of such prepayment; (ii) the principal amount of the Notes to be prepaid; and (iii) the interest owing on such principal amount.

                  (d) Upon surrender of a Note that is redeemed in part, the Issuer shall execute for such Noteholder (at the Issuer's expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                  (e) The Issuer shall comply with all Applicable Laws in connection with the purchase of the Notes pursuant to this Section 3.6.

         3.7 Taxes.

                  (a) On or prior to the Closing Date (in the case of each Initial Noteholder) and on or prior to the date it becomes a transferee under
Article IX of this Agreement after the Closing Date, each Noteholder shall execute and deliver to the Issuer (i) if it is not a "United States person" (as such term is defined in Section 7701(a)(30) of the Code), two original copies (or more, as the Issuer may reasonably request) of the applicable Internal Revenue Service Form W-8 or other applicable form, certificate or document prescribed by the United States Internal Revenue Service certifying as to such Noteholder's entitlement to an exemption from or entitlement to a reduced rate of withholding or deduction of Taxes and (ii) if it is a "United States person" (as such term is defined in Section 7701(a)(30) of the Code), two original copies (or more, as the Issuer may reasonably request) of Internal Revenue Service Form W-9 (or substitute or successor form). Each Noteholder represents and warrants that all information provided on any such form that the Noteholder is required to provide to the Issuer pursuant to this Section 3.7(a) is true, correct and complete in all material respects, and if any facts change with respect to such Noteholder's status, such Noteholder will promptly provide such information to the Issuer. Notwithstanding anything contrary in this Section 3.7, if (i) the form provided by a Noteholder at the time such Noteholder first becomes a party to this Agreement indicates a withholding tax rate in excess of zero or (ii) a Noteholder has failed to provide the Issuer with the appropriate form or forms described in this Section 3.7(a) for any period, then the Issuer shall be entitled to deduct any Taxes imposed by any Governmental Authority from or in respect of any sum payable under this Agreement, the Notes or any other Note Document to any Noteholder and shall not be required to pay any additional amounts to such Noteholder pursuant to this Section 3.7 with respect to such Taxes.

                  (b) If, due to a change in Applicable Law occurring subsequent to the date a Noteholder first becomes a party to this Agreement, the Issuer shall be required to deduct any Taxes imposed by any Governmental Authority from or in respect of any sum payable under this Agreement, the Notes or any other Note Document to any Noteholder, the sum payable to such Noteholder shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.7) such Noteholder receives an amount equal to the sum it would have received under Section 3.7(a) had no such deductions been required as a result of the change in Applicable law. In addition, the Issuer agrees to pay any Other Taxes that arise from any payment made under this Agreement, the Notes or any other Note Document or from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement, the Notes or any other Note Document, other than any transfer Taxes payable in connection with a change in the registered Noteholder. Within 30 days after the date of any payment of Taxes or Other Taxes, the Issuer will furnish to the applicable Noteholder the original or a certified copy of any receipt evidencing payment thereof.

                  (c) To the extent a Tax or Other Tax is imposed due to a change in Applicable Law occurring subsequent to the date a Noteholder first becomes a party to this Agreement, the Issuer will indemnify the Noteholder (and in the case of a Noteholder that is a partnership, each partner of the partnership) for the full amount of Taxes or Other Taxes imposed by any taxing authority or other Governmental Authority and paid by such Noteholder or partner, as applicable, and any liability (including penalties, additions to Tax, interest and expenses) arising from such change in Applicable Law, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within twenty (20) Business Days from the date a Noteholder or partner, as applicable, makes written demand therefor.

                  (d) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 3.7 shall survive the payment in full of principal, premium, interest, fees and any other amounts payable hereunder (other than amounts payable pursuant to this Section 3.7).

         3.8 Note Register.

                  (a) The Issuer shall cause to be kept at its principal office a register for the registration and transfer of the Notes (the "Note Register"). The names and addresses of the Noteholders, the transfer of the Notes and the names and addresses of the transferees of the Notes shall be registered in the Note Register.

                  (b) The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement and the Issuer shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer so provided in this Section 3.8. Payment of or on account of the principal, interest and any other amount paid on any registered Note shall be made to (or based upon the written order of) such registered holder.

                  (c) Upon surrender of any Note for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), subject to compliance by the transferor and the transferee with the conditions contained in Article IX hereof, the Issuer shall duly execute and deliver, at the Issuer's expense, one or more new Notes (as requested by the Noteholder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be in the form of Exhibit B. Each such new Note shall be dated the date of the surrendered Note.

         3.9 Lost, Destroyed or Mutilated Securities.

         Upon receipt of evidence reasonably satisfactory to the Issuer (an affidavit of a Noteholder being satisfactory) of the ownership and the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon receipt of an indemnity, bond or other form of security reasonably satisfactory to the Issuer (if the Noteholder is a financial institution or other institutional investor, its own agreement being satisfactory) or, in the case of any such mutilation, upon surrender for cancellation of such Note, the Issuer shall, without charge, issue, register and deliver in lieu of such Note a new Note of like kind representing the same rights represented by and dated the date of such lost, stolen, destroyed or mutilated Note. Any such new Note shall constitute an original contractual obligation of the Issuer, whether or not the allegedly lost, stolen, mutilated or destroyed Note shall be at any time enforceable by any Person.

         3.10 Remedies Independent.

         The amounts payable by the Issuer at any time hereunder and under the Notes to the Noteholders shall be separate and independent debt and, subject to the provisions of Articles X and XI, each Noteholder shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes held by it and it shall not be necessary for any other Noteholder to consent to or be joined as an additional party in, any proceedings for such purposes.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         The Issuer represents and warrants to the Noteholders as of the date hereof and as of the Closing Date as set forth below.

         4.1 Organization; Powers.

         The Issuer (a) is duly organized, validly existing and in good standing under the Laws of one of the States of the United States; (b) has all requisite power and authority to own its Properties and to carry on its business as now conducted; and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         4.2 Authorization; Enforceability.

         The Note Documents to be entered into by the Issuer are within the Issuer's corporate powers and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Issuer and constitutes, and each other Note Document to which the Issuer is to be a party, when executed and delivered by the Issuer and the other parties thereto, will constitute, a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         4.3 Governmental Approvals; No Conflicts or Liens.

         The execution and delivery by the Issuer of the Note Documents (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect; (b) will not violate any Applicable Law or the Governing Documents of the Issuer, or any Order of any Governmental Authority; (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Issuer, or its Properties, or give rise to a right thereunder to require any payment to be made by the Issuer; and (d) will not result in the creation or imposition of any Lien (other than any Lien expressly permitted by Section 8.2) on any Property of the Issuer.

         4.4 Capitalization.

                  (a) The authorized capital stock of the Issuer consists of (i) 64,000,000 shares of Common Stock, of which one share is validly issued and outstanding, fully paid and non-assessable and is owned beneficially and of record by Parent; and (ii) 1,000,000 shares of Preferred Stock of which no shares are outstanding.

                  (b) The name, address and jurisdiction of incorporation of each of the Issuer's Subsidiaries, other than Subsidiaries of Hughes Network Systems, LLC, is set forth on Schedule 4.4(b), which Schedule also sets forth the percentage of the outstanding Equity Interests of such Subsidiary owned by the Issuer. All such Equity Interests listed on Schedule 4.4(b) are duly authorized, validly issued, fully paid and non-assessable, and all of which are owned beneficially and of record by the Issuer or one of its Subsidiaries, other than with respect to Hughes Network Systems, LLC, as provided on Schedule 4.4(b).

                  (c) Except as contemplated by this Agreement and the Rights Offering, or as set forth on Schedule 4.4(c), there are no Securities outstanding which are convertible into, exchangeable for, or carrying the right to acquire, Equity Interests of the Issuer or the Subsidiaries of the Issuer listed on Schedule 4.4(b), or subscriptions, warrants, options, calls, puts, convertible Securities, registration or other rights, arrangements or commitments obligating the Issuer or the Subsidiaries of the Issuer listed on
Schedule 4.4(b) to issue, sell, register, purchase or redeem any of its Equity Interests or any ownership interest or rights therein. Except as specifically contemplated by this Agreement and as set forth on Schedule 4.4(c), there are no voting trusts or other agreements or understandings to which the Issuer or the Subsidiaries listed on Schedule 4.4(b) is bound with respect to the voting of any Equity Interests of the Issuer or its Subsidiaries. Except as disclosed on
Schedule 4.4(c), there are no stock appreciation rights, phantom stock rights or similar rights or arrangements outstanding with respect to the Issuer or the Subsidiaries listed on Schedule 4.4(b), and no derivative instruments issued by the Issuer exist, the underlying security of which is an Equity Interest of the Issuer or the Subsidiaries of the Issuer listed on Schedule 4.4(b). Except as specifically contemplated by this Agreement, the Separation Agreement, the Rights Offering and the Special Dividend Distribution, and as set forth in
Schedule 4.4(c), there are no contracts, commitments, arrangements, understandings or restrictions to which the Issuer or the Subsidiaries of the Issuer listed on Schedule 4.4(b) is bound relating in any way to any Equity Interest of the Issuer or the Subsidiaries of the Issuer listed on Schedule 4.4(b), including any rights of first refusal and any rights of first offer.

         4.5 Financial Statements.

         The Issuer has delivered to the Initial Noteholders true, correct and complete copies of (i) the audited balance sheet and statements of income, stockholders' equity and cash flows of the Issuer and its consolidated Subsidiaries for the fiscal years ended December 31, 2003 and 2004 and (ii) the unaudited balance sheet of the Issuer and its consolidated Subsidiaries as of September 30, 2005 and the related statements of income, stockholders' equity and cash flows for the period then ended ((i) and (ii) collectively referred to as the "Financial Data"). The Financial Data (i) are in accordance with the books and records of the Issuer; (ii) have been prepared in accordance with GAAP consistently applied throughout the periods indicated thereby; and (iii) present fairly, in all material respects, the financial position and the results of operations and cash flows of the business presently being conducted by the Issuer and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended. Since December 31, 2004, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

         4.6 Solvency.

         Immediately after the consummation of the transactions to occur on the Closing Date and immediately after giving effect to the application of the proceeds from the issuance of the Notes, (a) the value of the assets of the Issuer, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the Issuer will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (c) the Issuer will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

         4.7 Indebtedness.

                  (a) After giving effect to the Obligations to be incurred pursuant to this Agreement and the other Note Documents, the Issuer will have no Indebtedness except (i) the Obligations; (ii) Indebtedness permitted under the HNS Pledges; (iii) Indebtedness described on Schedule 4.7(a); and (iv) trade payables and other contractual obligations arising in the ordinary course of business.

                  (b) The Issuer is not in default and no waiver of default is currently in effect in the payment of any principal or interest on any Indebtedness of the Issuer and no event or condition exists with respect to any Indebtedness of the Issuer that would permit (with notice or the lapse of time, or both) one or more Persons to cause such Indebtedness to become due and payable prior to its stated maturity or before its regularly scheduled dates of payment.

         4.8 Properties.

                  (a) The Issuer has good title to, or valid leasehold interests in, all its Properties material to its business, in each case free and clean of all Liens other than Permitted Liens.

                  (b) The Issuer has complied with all material obligations under all leases to which it is a party and that are material to the Issuer taken as a whole and all such leases are in full force and effect. The Issuer enjoys peaceful and undisturbed possession under all such material leases in which such Person is a lessee.

         4.9 Proprietary Rights.

         The Issuer owns or possesses adequate licenses for all of the Proprietary Rights that are necessary for the operation of its respective businesses as presently conducted and as currently proposed to be conducted, except where the failure to own or possess a license or other right to use any of the foregoing items could not reasonably be expected to have a Material Adverse Effect. No claim is pending or, to the knowledge of the Issuer, threatened to the effect that the Issuer infringes upon or conflicts with the asserted Proprietary Rights of any other Person. No claim is pending or, to the knowledge of the Issuer, threatened against the Issuer to the effect that any such Proprietary Rights owned or licensed by the Issuer is invalid or unenforceable by the Issuer.

         4.10 Litigation.

         There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Issuer, threatened against or affecting the Issuer (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (b) that involve any Note Document.

         4.11 Taxes.

         The Issuer has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all material Taxes required to have been paid by it. No material Liens have been filed and no material claims are being asserted with respect to any Taxes. All material Taxes for which the Issuer could be held liable as a consequence of being a member of a combined, consolidated, unitary, affiliated or similar tax group or otherwise, have been paid.

         The charges, accruals and reserves on the books of the Issuer in respect of Federal, state or other Taxes for all fiscal periods are adequate in accordance with GAAP.

         4.12 Material Agreements.

         Each of the Issuer's material agreements and contracts is in full force and effect and the Issuer is not in breach or violation of any of the terms, conditions or provisions of such agreements or contracts, except for such breaches or violations which could not be reasonably be expected to result in a Material Adverse Effect.

         4.13 ERISA Compliance.

         No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (other than any Non-Qualified Plan) (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all Plans (including all Non-Qualified Plans) (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such Plans by an amount that would be reasonably likely to result in a Material Adverse Effect. No plan, agreement or arrangement exists (contingent or otherwise) to pay or provide for benefits under any Non-Qualified Plan from a source other than (a) the general assets of the Issuer, or (b) a trust that under no circumstance could cause such Non-Qualified Plan to cease to be considered a Non-Qualified Plan.

         4.14 Environmental Matters.

         Except for any matter that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Issuer (a) has not failed to comply with any Environmental Law or to obtain, maintain or comply with any Permit required under any Environmental Law; (b) has not become subject to any liability with respect to any Environmental Law; (c) has not received notice of any claim with respect to any Environmental Law; and (d) does not know of any basis for any liability relating to any Environmental Law.

         4.15 Compliance with Laws.

         The Issuer is in compliance with all Laws and Orders applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         4.16 Insurance.

         The Issuer maintains or is covered by insurance covering the respective operating risks of the Issuer of such types and in such amounts and with such deductibles as are customary for other companies engaged in similar lines of business. All insurance policies held by the Issuer are in full force and effect.

         4.17 Description and Location of Operations.

         The principal trade and business (the "Business") of the Issuer is a holding company for communications businesses. The principal place of business of the Issuer is in the United States.

         4.18 Regulated Entities.

         Neither the Issuer nor any Subsidiary of the Issuer will be, on the Closing Date, an "Investment Company" within the meaning of the Investment Act or a company that would be an "Investment Company" but for an exemption under
Section 3(c) of the Investment Act. Neither the Issuer nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Law limiting its ability to incur non-convertible Indebtedness.

         4.19 Federal Reserve Regulations.

                  (a) Neither the Issuer nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

                  (b) No part of the proceeds from the issuance of the Notes will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Federal Reserve Board, including Regulation T, U or X.

                  (c) Neither the Issuer nor any of its Subsidiaries owns any class of Margin Stock with respect to which a broker or dealer may extend margin credit.

         4.20 No Default or Breach.

         No Default has occurred and is continuing except for any Default that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         4.21 Offering of Securities.

         Neither the Issuer nor any Affiliate of the Issuer, nor any Person acting on its behalf has, directly or indirectly, engaged in any form of general solicitation or general advertising with respect to any security or made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Notes pursuant to this Agreement and the Note Documents to be integrated with prior offerings by the Issuer for purposes of the Securities Act, which would cause an exemption from registration or qualification requirements of applicable federal or state securities laws to be unavailable, or would cause any applicable federal or state securities laws exemptions or any applicable stockholder exemptions to be unavailable, nor will the Issuer take any action or steps that would cause the offering or the issuance of the Notes pursuant to this Agreement and the Note Documents to be integrated with other offerings. The Issuer makes no representation or warranty in this Section 4.21, however, as to any of the activities of the Initial Noteholders or any Affiliate thereof.

         4.22 Broker's or Finder's Commissions.

         No broker's or finder's fee or commission or financial advisory or similar fees will be payable by the Issuer with respect to the issuance and sale of the Notes.

         4.23 Security Interests.

         The execution and delivery of the Security Agreement and the filing of the UCC-1 financing statement referred to in the Schedule of Documents with the State of Delaware creates, as security for the Secured Obligations (as defined in the Security Agreement), a valid and enforceable perfected security interest in and Lien on all of the Collateral (as defined in the Security Agreement), superior to and prior to the rights of all third Persons (other than superior and prior Liens consisting of Permitted Liens), and subject to no other Liens (except for Permitted Liens relating thereto), in favor of the Collateral Agent, for the ratable benefit of the Noteholders. No filings or recordings are required in order to perfect and/or render enforceable as against third parties the security interests created under the Security Agreement except for filings or recordings required in connection with the Security Agreement which shall have been made on or prior to the Closing Date or delivered to the Collateral Agent for filing.

                                   ARTICLE V
            REPRESENTATIONS AND WARRANTIES OF THE INITIAL NOTEHOLDERS

         Each of the Initial Noteholders represents and warrants (severally and not jointly) to the Issuer as of the date hereof and as of the Closing Date as set forth below.

         5.1 Purchase for its Own Account.

         Each of the Initial Noteholders is acquiring the Issuer Securities for its own account, without a view to the distribution thereof in violation of the Securities Act, all without prejudice, however, to the right of each Initial Noteholder at any time, in accordance with this Agreement or the other Note Documents, lawfully to sell or otherwise to dispose of all or any part of the Issuer Securities held by it. No Initial Noteholder has any contract, undertaking, agreement, understanding or arrangement with any person to sell, transfer or pledge to any Person any part or all of the Issuer Securities which such Initial Noteholder is acquiring, or any interest therein, nor has any present plans to enter into the same. Each Initial Noteholder agrees that it will not transfer any Notes or any interest therein except in compliance with the conditions contained in Article IX hereof.

         5.2 Accredited Initial Noteholders.

         Each Initial Noteholder is an "accredited investor" within the meaning of Regulation D under the Securities Act and was not organized solely for the purpose of acquiring any of the Issuer Securities. Each Initial Noteholder has adequate means of providing for its current needs and contingencies, has no need now, and anticipates no need in the foreseeable future, to sell the Issuer Securities, and currently has sufficient net worth and financial liquidity to afford a complete loss of its investment in the Issuer. Each Initial Noteholder has such knowledge and experience in financial and business matters so that such Initial Noteholder is capable of evaluating the merits and risks of an investment in the Issuer and has made such evaluation. Each Initial Noteholder fully understands that the Issuer Securities are speculative investments which involve a high degree of risk of loss of such Initial Noteholder's entire investment. No person or entity, other than the Issuer or its authorized representatives, has offered the Issuer Securities to such Initial Noteholder. Such Initial Noteholder is able to bear the economic risk of an investment in the Issuer Securities.

         5.3 Authority, Etc.

         Each Initial Noteholder has the power and authority to enter into and perform this Agreement and the other Note Documents to which it is a party and the execution and performance hereof have been duly authorized by all proper and necessary action. This Agreement and the other Note Documents to which each Initial Noteholder is a party constitute the valid and legally binding obligation of such Initial Noteholder, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other similar Laws now or hereafter in effect affecting the enforcement of creditors' rights and the application of equitable principles.

         5.4 Securities Not Registered.

         Each Initial Noteholder understands that the Issuer Securities issued hereunder have not been registered under the Securities Act, by reason of their issuance by the Issuer in a transaction exempt from the registration requirements of the Securities Act, and that the Issuer Securities issued hereunder must continue to be held by such Initial Noteholder unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. Each Initial Noteholder understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Each Initial Noteholder has had an opportunity to ask questions of and receive answers from the management and authorized representatives of the Issuer, and to review any other relevant documents and records concerning the business of the Issuer and the terms and conditions of this investment, and that any such questions have been answered to such Initial Noteholder's full satisfaction (it being agreed that this sentence shall have no effect on the Issuer's representations and warranties made in any Note Document). Such Initial Noteholder understands that no federal or state agency has passed upon or made any recommendation or endorsement of an investment in the Issuer Securities.

         5.5 No Violation.

         Neither the execution, delivery and performance by each Initial Noteholder of this Agreement and the other Note Documents nor compliance with the terms and provisions hereof and thereof by such Initial Noteholder (a) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority, except as would not have a material adverse effect on such Initial Noteholder's ability to consummate the transactions contemplated hereby; or (b) will violate any provision of the organizational documents of such Initial Noteholder, except as would not have a material adverse effect on such Initial Noteholder's ability to consummate the transactions contemplated hereby.

         5.6 Consents.

         All consents, approvals, orders and authorizations required on the part of each Initial Noteholder in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the date hereof.

                                   ARTICLE VI
                       CONDITIONS TO PURCHASE AND ISSUANCE

         6.1 Conditions to Obligations of Initial Noteholder on the Closing
Date.

         The obligations of each Initial Noteholder to purchase the Notes hereunder is subject to the satisfaction of conditions set forth below.

                  (a) Note Documents. The Initial Noteholders shall have received, in form and substance satisfactory to them and their counsel, a duly executed copy of each Note Document, together with such additional documents, instruments, certificates as each Initial Noteholder and its counsel shall reasonably require in connection therewith, including those listed in the Schedule of Documents attached hereto as Annex I and incorporated herein, each dated as of the Closing Date and in form and substance reasonably satisfactory to each Initial Noteholder and its counsel.

                  (b) Legal Opinion. The Initial Noteholders shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Issuer, substantially in the form of Exhibit D hereto.

                  (c) Consummation of the Acquisition. The Acquisition (except the payment of the Purchase Price contemplated thereby) shall be consummated prior to or simultaneously with the closing under this Agreement in accordance with applicable law and the terms and conditions of the Purchase Agreement (without a waiver of such terms and conditions, unless consented to by the Initial Noteholders).

                  (d) No Default. On the Closing Date and after giving effect to the transactions contemplated by the Note Documents, no Default or Event of Default shall have occurred and be continuing except for any Default that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (e) No Litigation. There shall exist no actions, suits or proceedings at law or in equity by or before any Governmental Authority or arbitrator now pending or threatened against or affecting the Issuer or its business, assets or rights which challenge any of the transactions contemplated by the Note Documents.

                  (f) Payment of Fees and Expenses. All fees and expenses due and owing as of the Closing Date by the Issuer to each Initial Noteholder under the terms of this Agreement, including without limitation Section 11.4 hereof or any other Note Document or any other document executed in connection herewith or therewith shall have been paid to each Initial Noteholder or other party to whom owed on the Closing Date, to the extent invoiced prior to the Closing Date.

                  (g) Requisite Approvals. The Issuer and its Subsidiaries shall have obtained copies of all required governmental and non-governmental consents and Permits relating to the transactions contemplated by the Note Documents and the Acquisition, which consents and Permits shall be in form and substance reasonably acceptable to the Initial Noteholders and their counsel.

                  (h) Representations and Warranties; Performance of Covenants. The representations and warranties of the Issuer contained in each Note Document and in any certificate or other instrument delivered pursuant to any of the foregoing shall be true and correct in all material respects. The Issuer shall have satisfied each of the conditions precedent set forth in each Note Document on and as of the Closing Date.

                  (i) HNS Class A Units. All the Class A Units of HNS owned by Parent shall have been transferred to the Issuer pursuant to the terms of the Separation Agreement.

         6.2 Conditions to Obligations of the Issuer on the Closing Date.

         The obligation of the Issuer to issue the Notes hereunder is subject to the conditions set forth below.

                  (a) Payment. Each Initial Noteholder shall have delivered by wire transfer of immediately available funds to an account or accounts designated by the Issuer an aggregate amount equal to the purchase price for the Notes being purchased by each Initial Noteholder; provided, however, that it is understood and agreed that such wire transfers of immediately available funds shall not occur until January 3, 2006 but that the Closing Date shall be deemed to occur on January 1, 2006.

                  (b) Note Documents. The Issuer shall have received, in form and substance satisfactory to it and its counsel, a duly executed copy of each Note Document.

                  (c) Consummation of the Acquisition. The Acquisition (except the payment of the Purchase Price contemplated thereby) shall be consummated prior to or simultaneously with the closing under this Agreement in accordance with applicable law and the terms and conditions of the Purchase Agreement.

                  (d) No Litigation. There shall exist no actions, suits or proceedings at law or in equity by or before any Governmental Authority or arbitrator now pending or threatened against or affecting the Issuer or its business, assets or rights which challenge any of the transactions contemplated by the Note Documents.


                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

         Until payment in full of all Obligations in accordance with the terms hereof, unless the Requisite Noteholders shall otherwise consent in writing, the Issuer covenants and agrees with each Noteholder as set forth below.

         7.1 Satisfaction of Obligations.

                  (a) The Issuer shall promptly pay the Obligations on the dates and in the manner provided in the Notes and this Agreement.

                  (b) The Issuer will (i) pay all lawful claims (including all Taxes) which, if unpaid, would by Law become a Lien upon its Property prohibited by Section 8.2 except where (A) the validity or amount thereof is being contested in good faith by appropriate proceedings, (B) it has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation; and (ii) perform all obligations under any contractual obligation (including obligations with respect to mortgages, indentures, security agreements and other debt instruments) to which it is bound, or to which any of its Properties is subject, except where the failure to satisfy such obligations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         7.2 Corporate Existence and Good Standing.

         Except as otherwise permitted by Section 8.3, the Issuer will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, rights, franchises and privileges in the jurisdiction of its organization and remain qualified to conduct its business in all jurisdictions in which the nature of its Properties or business requires such qualification except where the failure to do so, individually or the in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         7.3 Compliance with Law; Maintenance of Licenses.

         The Issuer will comply with all Applicable Law (including without limitation Environmental Laws and ERISA) of any Governmental Authority having jurisdiction over it, its Properties or its business except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Issuer will obtain and maintain all licenses and Permits necessary to own its Property and to conduct its business.

         7.4 Maintenance of Property; Casualty and Condemnation.

         The Issuer will keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and from time to time make or cause to be made all appropriate repairs, renewals, replacements, additions and improvements thereto.

         7.5 Insurance.

         The Issuer will at all times maintain in full force and effect, with financially sound and reputable insurance companies, adequate liability and casualty insurance for its Properties and business, all to such extent and against such risks, including fire and business interruption, as is customary with companies in the same or similar businesses operating in the same or similar locations, and will furnish to the Noteholders, upon written request from any Noteholder, information presented in reasonable detail as to the insurance so carried.

         7.6 Books and Records; Inspection Rights.

         The Issuer will keep proper books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities, all in accordance with GAAP consistently applied. The Issuer will permit any representatives designated by any Noteholder, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its employees, officers and independent accountants, all at such reasonable times and as often as reasonably requested.

         7.7 Financial Statements and Other Information.

         The Issuer will furnish to each Noteholder:

                  (a) within ninety (90) days after the end of its Fiscal Year its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by the registered independent accounting firm retained by the Board of the Issuer (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Issuer and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within forty-five (45) days after the end of each of the first three fiscal quarters of its Fiscal Year, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of its Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of the previous Fiscal Year, all certified by a Financial Officer of the Issuer as presenting fairly in all material respects the financial condition and results of operations of the Issuer and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under Section 7.7(a) or 7.7(b), a certificate of the chief executive officer of the Issuer or Financial Officer of the Issuer certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto; and

                  (d) such other information or documentation, financial or otherwise, that any Noteholder may reasonably request from time to time.

         7.8 Notice of Material Events.

         The Issuer will furnish to each Noteholder prompt written notice of (a) the occurrence of any material Default; (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Issuer, its Subsidiaries or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; (c) the termination, amendment, restatement, supplementation or other modification of the HNS Pledges; and (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect. Each notice delivered under this Section 7.8 shall be accompanied by a statement of an officer of the Issuer and a Financial Officer of the Issuer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         7.9 Collateral.

         The Issuer will make, execute, endorse, acknowledge, file and/or deliver to the Noteholders from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the collateral covered by the Security Agreement as the Noteholders may reasonably require. Furthermore, the Issuer shall cause to be delivered to the Noteholders such opinions of counsel and other related documents as may be reasonably requested by the Noteholders to assure itself that this Section 7.9 has been complied with.

         7.10 Further Assurances.

         The Issuer will execute any and all further documents, agreements and instruments, and take all such further actions that may be required under any Applicable Law, or which the Requisite Noteholders may reasonably request, to effectuate the transactions contemplated by the Note Documents, all at the expense the Issuer.

         7.11 Rights Offering.

         The Issuer will use its best efforts to consummate the Rights Offering with proceeds sufficient to pay off the Notes (including all accrued and unpaid interest thereon) as soon as practicable. The Issuer will price the shares of its Common Stock to be offered in the Rights Offering in good faith to encourage subscription by its stockholders, taking into account the Purchase Price paid in connection with the transactions contemplated by the Purchase Agreement. The Initial Noteholders acknowledge that, as of the date hereof, the Board of the Company has not authorized or approved the Rights Offering.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

         Until payment in full of all Obligations in accordance with the terms hereof, unless the Requisite Noteholders shall otherwise consent in writing, the Issuer covenants and agrees with each Noteholder as set forth below.

         8.1 Indebtedness; Preferred Stock.

                  (a) The Issuer will not create, incur, assume or permit to exist any Indebtedness, except:

                           (i)   the Obligations;

                           (ii)  Indebtedness permitted under the HNS Pledges;
         and

                           (iii) Indebtedness existing on the date hereof and set forth in Schedule 4.7(a) and extensions and renewals of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof.

                  (b) The Issuer will not voluntarily prepay, redeem or acquire any Indebtedness, except the prepayment of the Obligations in accordance with the terms of this Agreement.

                  (c) The Issuer will not issue any Disqualified Stock.

                  (d) The Issuer will not enter into any hedging or swap arrangements with respect to any Indebtedness.

         8.2 Liens.

         The Issuer will not create, incur, assume or permit to exist any Lien on any Property now owned or hereafter acquired by it, except:

                  (a) Permitted Liens;

                  (b) any Lien on any Property of the Issuer existing on the date hereof and set forth in Schedule 8.2(a), provided that such Lien shall secure only those obligations that it secures on the date hereof and extensions and renewals thereof that do not increase the outstanding principal amount thereof; and

                  (c) Liens created pursuant to the Security Agreement.

         8.3 Fundamental Changes; Business of the Issuer.

                  (a) The Issuer will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except mergers or consolidations with or into any wholly-owned Subsidiary of the Issuer, so long as the Issuer is the surviving party in such merger or consolidation.

                  (b) The Issuer will not engage in any business other than the Business and businesses reasonably related thereto. The Issuer will not move its domicile or principal place of business outside of the United States.

         8.4 Investments, Loans, Advances, Guarantees and Permitted
Acquisitions.

         The Issuer will not purchase, hold or acquire any Equity Interests, evidences of Indebtedness or other Securities of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any Property of any other Person constituting a business unit, except:

                  (a) Permitted Investments;

                  (b) Permitted Acquisitions;

                  (c) investments existing or contemplated on the date hereof and set forth on Schedule 8.4(c), to the extent such investments would not be permitted under any other clause of this Section 8.4;

                  (d) investments or payments, including but not limited to, payments under any guarantee or indemnification, made pursuant to the Separation Agreement or the Rights Offering;

                  (e) investments in the capital stock of its majority-owned Subsidiaries not exceeding $250,000 in the aggregate amount outstanding at any one time;

                  (f) loans or advances to its majority-owned Subsidiaries not exceeding $250,000 in the aggregate amount outstanding at any one time;

                  (g) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course;

                  (h) loans or advances to employees made in the ordinary course of business and not exceeding $50,000 in the aggregate outstanding at any one time; and

                  (i) other investments in an aggregate amount outstanding at any time not to exceed $500,000.

         8.5 Asset Sales.

         The Issuer will not sell, transfer, lease or otherwise dispose of any Property, including any Equity Interests, or issue any additional Equity Interests except:

                  (a) sales in the ordinary course of business;

                  (b) grants of options to purchase Common Stock made to employees or service providers to the Issuer in the ordinary course of business and the issuance of shares of Common Stock upon the exercise of any such options;

                  (c) in connection with the Rights Offering;

                  (d) in connection with the Special Dividend Distribution; and

                  (e) other sales, transfers, leases or other dispositions of Property in an aggregate amount not to exceed $500,000.

provided that all sales, transfers, leases and other dispositions permitted by this Section 8.5 shall be made for fair value.

         8.6 Restricted Payments.

         The Issuer will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Issuer may pay interest on any Indebtedness (including the Notes); (b) the Issuer may declare and pay dividends with respect to its capital stock payable solely in additional shares of its Common Stock; (c) the Issuer may make any purchase, repurchase, redemption, retirement or other acquisition for value of shares of, capital stock or membership interests of the Issuer or any of its Subsidiaries from employees, former employees, directors or former directors, members or former members of the Board of the Issuer or any of its Subsidiaries (or permitted transferees of such Persons) pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such capital stock or membership interest or upon the death, resignation or termination of employment; (d) the Issuer may make repurchases of capital stock or membership interests of the Issuer or any of its Subsidiaries upon the exercise of options if such capital stock or membership interests represents a portion of the exercise price thereof; (e) the Issuer may make payments in connection with the Rights Offering; and (f) the Issuer may make any prepayment under the Notes made to any Initial Noteholder or Affiliate thereof.

         8.7 Transactions with Affiliates.

         The Issuer will not sell, lease or otherwise transfer any Property to, or purchase, lease or otherwise acquire any Property from, or otherwise engage in any other transactions with, any of its Affiliates (other than its majority-owned Subsidiaries with respect to any such transactions not exceeding $250,000 in the aggregate), except (a) as described in the Separation Agreement and (b) at prices and on terms and conditions that are on an arm's length basis and otherwise are fair and reasonable.

         8.8 Restrictive Agreements.

         The Issuer will not directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of it to make or repay loans or advances; provided that (a) the foregoing shall not apply to restrictions and conditions imposed by any Note Document or the HNS Pledges; and (b) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on
Schedule 8.8 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition).

         8.9 Amendment of Material Documents.

         The Issuer will not (i) amend, restate, supplement, modify or waive any of its rights under its Governing Documents, except as is reasonably necessary to effect the Special Dividend Distribution or the Rights Offering; or (ii) enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

         8.10 Fiscal Year.

         The Issuer will not change its Fiscal Year.

         8.11 Use of Proceeds.

         The Issuer will not nor will permit its Subsidiaries to, use any portion of the proceeds from the sale of the Notes, directly or indirectly, (a) to purchase or carry Margin Stock; (b) to repay or otherwise refinance Indebtedness of the Issuer or others incurred to purchase or carry Margin Stock;
(c) to extend credit for the purpose of purchasing or carrying any Margin Stock; or (d) to acquire any Security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         8.12 Changes to Legal Names and Jurisdiction or Type of Organization.

         The Issuer will not change, or permit any change to, its legal name until (a) shall have given to each Noteholder not less than ten days prior written notice of its intention to do so, clearly describing such new name and providing other information in connection therewith as the Collateral Agent may reasonably request and (b) with respect to such new name, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interest of the Noteholders in the Property intended to be granted pursuant to the Security Agreement at all times fully perfected and in full force and effect. Furthermore other than in connection with the Special Dividend Distribution, it will not merge, consolidate, or change its jurisdiction of organization or its type of organization until (a) it shall have given to each Noteholder not less than ten days prior written notice of its intention to do so, clearly describing such merger, consolidation, new jurisdiction of organization and/or type of organization and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) with respect to such merger, consolidation, new jurisdiction and/or type of organization, it shall have taken all actions reasonably requested by the Collateral Agent to maintain the security interest of the Noteholders in the Property intended to be granted pursuant to the Security Agreement at all times fully perfected and in full force and effect.

         8.13 Investment Company.

         The Issuer will not nor will permit its Subsidiaries to, become an "Investment Company" within the meaning of the Investment Act or a company that would be an "Investment Company" but for an exemption under Section 3(c) of the Investment Act.

                                   ARTICLE IX
                             TRANSFER OF SECURITIES

         9.1 Restriction on Transfer.

         The Restricted Securities shall not be transferable except a holder of Restricted Securities may Transfer such Restricted Securities (a) to an Affiliate of such holder or (b) to any other Person, in the case of this clause
(b), upon the conditions specified in this Article IX, which conditions are intended solely to ensure compliance with the provisions of the Securities Act in respect of the Transfer thereof.

         9.2 Restrictive Legends.

         Each certificate for the Restricted Securities, and each certificate for any such Securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Section 9.3 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

         ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE NOTES PURCHASE AGREEMENT DATED AS OF DECEMBER 30, 2005, AMONG THE ISSUER HEREOF AND CERTAIN OTHER SIGNATORIES THERETO. UPON THE FULFILLMENT OF CERTAIN CONDITIONS, THE ISSUER HEREOF HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF."

         9.3 Notice of Transfer.

                  (a) Each holder shall, prior to any Transfer of any Restricted Securities (other than a Transfer referenced in Section 9.1), give three Business Days prior written notice (or, if such three Business Day notice period is not reasonably practicable, such notice as is reasonably practicable), to the Issuer of such holder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 9.3 in making such proposed Transfer. Each such notice shall reasonably describe the manner and circumstances of the proposed Transfer. Upon the reasonable request of the Issuer, the holder delivering such notice shall deliver a written opinion, addressed to the Issuer, of counsel for such holder (which may be in-house counsel for such holder), stating that in the opinion of such counsel (which opinion shall be reasonably satisfactory to the Issuer) such proposed Transfer does not involve a transaction requiring registration of such Restricted Securities under the Securities Act; provided, however, that (i) in the case of a holder of Restricted Securities which is a partnership or a limited liability company, no such opinion of counsel shall be necessary for a transfer by such holder of Restricted Securities to a partner or member of such holder of Restricted Securities, or a retired partner or member of such holder who retires after the date hereof, or the estate of any such partner or member or retired partner or member, if in each case such transfer involves no consideration and the transferee agrees in writing to be subject to the terms of this Article IX to the same extent as if such transferee were originally a signatory to this Agreement; and (ii) in the case of a holder of Restricted Securities which is a corporation or a limited liability company, no such opinion of counsel shall be necessary for a transfer by such holder of Restricted Securities to an Affiliate, officer, director, member or manager of such entity, if in each case such transfer involves no consideration and the transferee agrees in writing to be subject to the terms of this Article IX to the same extent as if such transferee were originally a signatory to this Agreement and (iii) no such opinion shall be required in connection with a transfer pursuant to Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor rule thereto). Such holder shall be entitled to Transfer the Restricted Securities in accordance with the terms of the notice delivered to the Issuer, if the Issuer does not request such opinion, within three days after delivery of such notice or, if the Issuer does request such opinion, upon its receipt thereof. Each certificate or other instrument evidencing the Securities issued upon the Transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the applicable legend set forth in Section 9.2 unless (i) such opinion of counsel is to the effect that registration of any future Transfer is not required by the applicable provisions of the Securities Act or (ii) the Issuer shall have waived the requirement of such legend.

                  (b) Notwithstanding the foregoing provisions of this Section 9.3, the restrictions imposed by Section 9.3(a) upon the transferability of any Restricted Securities shall cease and terminate when (i) such Restricted Securities are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by
Section 9.3(a) in a manner that does not require that the Restricted Securities so transferred continue to bear the legends set forth in Section 9.2 or (ii) the holder of such Restricted Securities has met the requirements for Transfer of such Restricted Securities under Rule 144(k). Whenever the restrictions imposed by this Section 9.3 shall terminate, upon the written request of the holder of any Restricted Securities as to which such restrictions have terminated, as promptly as practicable but in any event within five Business Days of receipt of such request, the Issuer shall, without charge, issue, register and deliver a new instrument not bearing the restrictive legends set forth in Section 9.2 and not containing any other reference to the restrictions imposed by this Section 9.3.

         9.4 Private Placement Number

         If requested by any Noteholder, the Issuer will obtain a private placement number for the Notes from Standard & Poor's CUSIP Service Bureau.

                                   ARTICLE X
                                EVENTS OF DEFAULT

         10.1 Defaults.

                  (a) The occurrence of one or more of the events set forth below shall constitute an "Event of Default."

                           (i) Payment of Principal. The Issuer shall fail to make any payment of principal on the Notes, when and as the same shall become due and payable including at the due date thereof, by acceleration, required redemption or repurchase or otherwise.

                           (ii) Payment of Interest and Fees. The Issuer shall fail to make any payment of interest on any Note, or any fee, expense reimbursement or any other amount payable hereunder or under the Note Documents when and as the same shall become due and payable including at the due date thereof, by acceleration or otherwise, and such failure shall continue unremedied for thirty (30) calendar days after the due date thereof.

                           (iii) Covenant Defaults. The Issuer shall default in the due observance or performance of any covenant, condition or agreement to be observed or performed under this Agreement or any other Note Document (other than a covenant default which is dealt with specifically elsewhere in this Section 10.1(a)) and such default shall continue unremedied for a period of ten calendar days after the earlier to occur of (A) notice thereof from any Noteholder to the Issuer and
         (B) the Issuer's knowledge thereof.

                           (iv) Specific Covenant Defaults. The Issuer shall default in the due observance or performance of any covenant or agreement contained in Sections 5, 6 or 12 of the Security Agreement.

                           (v) Misrepresentations. Any representation, warranty, certification or other statement made or furnished to the Noteholders by or on behalf of the Issuer in this Agreement, any other Note Document or any instrument, certificate or financial statement furnished (in compliance with or in reference thereto) proves to be false, incorrect, breached or misleading in any material respect when made or furnished.

                           (vi) Cross Defaults. The Issuer shall be in default in the repayment of any Indebtedness which is outstanding in a principal amount in excess of $1,000,000 in the aggregate beyond any applicable period of grace, or if any event shall occur or condition shall exist in respect of any Indebtedness which is outstanding in a principal amount in excess of $1,000,000 in the aggregate or under any evidence of any such Indebtedness or of any mortgage, indenture or other agreement relating thereto, which shall have caused the acceleration of the payment of such Indebtedness and such Indebtedness shall not have been paid in full within two Business Days of the date of such acceleration.

                           (vii) Voluntary Insolvency and Related Proceedings. The Issuer shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Bankruptcy Code, or any other bankruptcy, insolvency or similar Law; (B) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition; (C) apply for, consent to the appointment of, or a court of competent jurisdiction shall enter an order appointing, a receiver, trustee, custodian, sequestrator or officer with similar powers of itself or for any substantial part of its Property; (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (E) make a general assignment for the benefit of creditors; (F) fail generally to pay its debts as they become due; (G) shall be adjudicated insolvent; or (H) take any action in furtherance of any of the foregoing.

                           (viii) Involuntary Insolvency and Related
         Proceedings. (A) An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (1) relief in respect of the Issuer or of any substantial part of their Property, under Title 11 of the United States Bankruptcy Code or any other bankruptcy, insolvency or similar Law, (2) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any such Person or for any substantial part of its Property or (3) the winding-up or liquidation of any such Person, and any such proceeding, petition or Order shall continue unstayed and in effect for a period of sixty consecutive days; or (B) a warrant of attachment, execution or similar process shall be issued against any substantial part of the Property of the Issuer and the enforcement of such attachment, execution or similar process is not stayed pending appeal.

                           (ix) Change of Control. A Change of Control shall occur.

                           (x) Business Disruption; Condemnation. (A) There shall occur a cessation of a substantial part of the business of the Issuer for a period which significantly affects the Issuer's capacity to continue its business or (B) the Issuer shall be enjoined, restrained or in any way prevented by any Order from conducting all or any material part of its business affairs, in each case to such an extent that could reasonably be expected to cause a Material Adverse Effect.

                           (xi) ERISA. (A) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Issuer under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000; (B) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $1,000,000; or (C) the Issuer or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000.

                           (xii) Challenge to Agreement. This Agreement or any other Note Document, including without limitation, the Note Guarantee, shall cease to be in full force and effect and enforceable in accordance with its terms or the Issuer shall assert the invalidity of, or deny or disaffirm their obligations under, any of the foregoing.

                           (xiii) Judgments. A judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against the Issuer and the same shall not (A) be fully covered by insurance or other comparable bond or (B) within sixty (60) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within sixty
         (60) days after the expiration of any such stay.

                  (b) The Issuer shall deliver to the Noteholders, immediately upon, and in any event within five Business Days of the occurrence thereof, written notice of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuer is taking or proposing to take with respect thereto; provided, that for clarification purposes, such five-day period shall not be deemed to extend any otherwise applicable grace period.

         10.2 Acceleration.

         If an Event of Default occurs (other than an Event of Default pursuant to Section 10.1(a)(vii) or 10.1(a)(viii)), at any time thereafter during the continuance of such event, the Requisite Noteholders may take any of the following actions and at the same or different times: (i) declare the Notes (if outstanding) to be forthwith due and payable, whereupon the entire unpaid principal of the Notes, together with accrued but unpaid interest thereon and all other Obligations (including any fees), shall become forthwith due and payable in full in cash, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Issuer, anything contained herein or in any other Note Document to the contrary notwithstanding or (ii) exercise any and all other remedies provided under any Note Document upon the occurrence and continuance of an Event of Default; provided, however, that with respect to the occurrence of an Event of Default described in Section 10.1(a)(vii) or 10.1(a)(viii), the principal of the Notes, together with accrued but unpaid interest and fees thereon, and any other liabilities of the Issuer accrued hereunder or in any other Note Document, shall automatically become due and payable in full in cash, all without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Issuer, anything contained in this Agreement or in any other Note Document to the contrary notwithstanding.

         10.3 Waiver of Past Defaults.

         The Requisite Noteholders by notice to the Issuer may waive an existing Event of Default and its consequences except (a) a Default in the payment of the principal of or interest on a Note; (b) an Event of Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Agreement; or (c) an Event of Default in respect of a provision that under
Section 11.8 cannot be amended without the consent of each Noteholder affected. When an Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequent right.

         10.4 Control by Majority.

         The Requisite Noteholders may direct the time, method and place of conducting any proceeding for any remedy available to the Noteholders or of exercising any trust or power conferred on the Noteholders.

         10.5 Waiver of Stay or Extension Laws.

         The Issuer (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension Law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Note Documents and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such Law, and shall not hinder, delay or impede the execution of any power herein granted to the Noteholders, but shall suffer and permit the execution of every such power as though no such Law had been enacted.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 Notices.

         All notices, demands and requests of any kind to be delivered to any party hereto in connection with this Agreement shall be (a) delivered personally; (b) sent by nationally-recognized overnight courier guarantying next Business Day delivery; (c) sent by first class, registered or certified mail, postage prepaid, return receipt requested; or (d) sent by telecopier, in each case to such party at its address as follows:

                           (i)    if to the Issuer to:

                                  Hughes Communications, Inc.
                                  19 West 44th Street, Suite 507
                                  New York, NY  10036
                                  Attention:  Robert C. Lewis, Esq.
                                  Telephone No.:  212-730-7524
                                  Telecopier No.: 212-730-7523

                           with a copy (which shall not constitute notice) to:

                                  Skadden, Arps, Slate, Meagher & Flom LLP
                                  Four Times Square
                                  New York, NY  10036
                                  Attention:  Gregory A. Fernicola, Esq.
                                  Telephone No.:  212-735-3000
                                  Telecopier No.: 212-735-2000; and

                           (ii) if to any Noteholder, to the Noteholder's address set forth on Schedule I hereto:

                           with copies to:

                                  Apollo Management, L.P.
                                  9 West 57th Street
                                  New York, NY  10019
                                  Attention:  Aaron Stone
                                  Telephone No.:  212-515-3200
                                  Telecopier No.: 212-515-3264; and


                                  O'Melveny & Myers LLP
                                  Times Square Tower
                                  7 Times Square
                                  New York, New York 10036
                                  Attention:  Brad J. Finkelstein, Esq.
                                  Telephone No.:  212-326-2000
                                  Telecopier No.: 212-326-2061.

Any notice, demand or request so delivered shall constitute valid notice under this Agreement and shall be deemed to have been received (a) on the day of actual delivery in the case of personal delivery; (b) on the next Business Day after the date when sent in the case of delivery by nationally-recognized overnight courier; (c) on the fifth Business Day after the date of deposit in the U.S. mail in the case of mailing; or (d) upon receipt in the case of a telecopier transmission or the next Business Day if such day is not a Business Day. Any party hereto may from time to time by notice in writing served upon the other in accordance with this Section 11.1 specify a different mailing address or a different person to which all such notices, demands or requests thereafter are to be addressed.

         11.2 Survival of Agreement.

                  (a) All agreements, covenants, representations and warranties contained herein or made in writing by or on behalf of the Issuer in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Note Documents without limit. No termination or cancellation (regardless of cause or procedure) of this Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of the parties hereto in any way with respect to any transaction or event occurring prior to such termination or cancellation, or any of the representations contained in this Agreement and the other Note Documents and all such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation as provided above. The Noteholders shall be entitled to rely upon, and shall be deemed to have relied upon, all representations, warranties and covenants to be performed prior to the Closing Date contained in this Agreement or any other Note Document, notwithstanding any knowledge of the Noteholders to the contrary, or any contrary information delivered to the Noteholders by the Issuer or any other Person.

                  (b) The Issuer further agrees that to the extent the Issuer makes a payment or payments to the Noteholders under this Agreement or any Note Document, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or Federal Law, then, to the extent of such payment or repayment, the Obligation or part thereof intended to be satisfied shall be revived, reinstated and continued in full force and effect as if such payment had not been received by the Noteholders.

         11.3 Successors and Assigns.

         Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises and agreements by or on behalf of the Issuer or the Noteholders that are contained in this Agreement or any other Note Document shall bind and inure to the benefit of their respective successors and permitted assigns except that the Issuer shall not assign its rights or obligations hereunder without the prior written consent of the Requisite Noteholders. Each Noteholder shall have the right, subject to the provisions of
Article IX hereof, to assign or otherwise transfer its rights under the Note Documents or any Notes held by it.

         11.4 Expenses of the Initial Noteholders.

                  (a) The Issuer agrees to reimburse the Initial Noteholders (i) all reasonable and documented out-of-pocket expenses incurred by the Initial Noteholders (including, without limitation, the reasonable fees, charges and disbursements of O'Melveny & Myers LLP, counsel for the Initial Noteholders) in connection with (A) the preparation, execution and delivery of this Agreement and the Note Documents; (B) the purchase of the Notes hereunder (including the Initial Noteholders' due diligence investigation in connection therewith); and
(C) any amendments, modifications or waivers of the provisions of this Agreement or any Note Document; (ii) all reasonable and documented out-of-pocket expenses incurred by the Noteholders, including the fees, charges and disbursements of counsel for the Noteholders, and any auditors, accountants, appraisers, consultants, advisors and agents employed or retained by the Noteholders, in connection with the enforcement or protection of the Noteholders' rights under the provisions of this Agreement or any other Note Document; and (iii) any Other Taxes which may be determined to be payable in connection with the execution, delivery or performance of this Agreement or any Note Document and any issue Taxes in respect of the issuance of the any Notes to the Noteholders.

                  (b) All amounts due under this Section 11.4 shall be payable promptly after written demand therefor; provided, however, that the expenses described in Sections 11.4(a)(i)(A) and 11.4(a)(i)(B) shall be paid on the Closing Date upon submission of invoices therefor.

         11.5 Indemnification.

                  (a) In addition to all rights and remedies available to the Noteholders at law or in equity, the Issuer shall indemnify the Noteholders, the Collateral Agent, each subsequent holder of the Notes and their respective affiliates, stockholders, officers, directors, employees, agents, representatives, counsel, successors and permitted assigns (collectively, the "Indemnified Persons") and save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any loss (including, without limitation, diminutions in value and consequential damages), liability, demand, claim, action, cause of action, cost, damage, deficiency, fine or expense, whether or not arising out of any claims by or on behalf of the Issuer or any third party, including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses") which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

                           (i) any misrepresentation or breach of a representation or warranty on the part of the Issuer under this Agreement or any other Note Document;

                           (ii) without duplication of Section 11.5(a)(i), any misrepresentation in or omission from any of the representations, warranties, statements, schedules and exhibits hereto, certificates or other instruments or documents furnished to the Noteholders by or on behalf of the Issuer made in or pursuant to this Agreement or any other Note Document;

                           (iii) any non-fulfillment or breach of any covenant or agreement on the part of the Issuer under this Agreement or any other Note Document;

                           (iv) any action, demand, proceeding, investigation or claim by any third party (including, without limitation, any Governmental Authority) against or affecting the Issuer which, if successful, would give rise to or evidence the existence of or relate to a breach of the Issuer's representations, warranties or covenants set forth in this Agreement or in any other Note Document;

                           (v) any action, demand, proceeding, investigation, claim, by a third party, relating to or arising from Environmental Laws (including without limitation relating to or arising from any hazardous substance, hazardous waste, or hazardous material) against the Issuer; and

                           (vi) any claim (whenever made) relating in any way to the Issuer and any claim (whenever made) arising out of, relating to, resulting from or caused by any transaction, status, event, condition, occurrence or situation relating to, arising out of or in connection with (A) the execution, delivery and performance of this Agreement or the other Note Documents and the documents and agreements contemplated hereby or thereby or (B) any actions taken by or omitted to be taken by any of the other Indemnified Persons in connection with this Agreement or any other Note Document or the documents and agreements contemplated hereby and thereby.

                  (b) All indemnification rights hereunder shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby without limit, regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of the Noteholders, their advisors and/or any of the Indemnified Persons or the acceptance by the Noteholders of any certificate or opinion.

                  (c) If for any reason the indemnity provided for in this
Section 11.5 is unavailable to any Indemnified Person or is insufficient to hold each such Indemnified Person harmless from all such Losses arising with respect to the transactions contemplated by this Agreement, then the Issuer shall contribute to the amount paid or payable for such Losses in such proportion as is appropriate to reflect not only the relative benefits received by the Issuer on the one hand and such Indemnified Person on the other but also the relative fault of the Issuer and the Indemnified Person as well as any relevant equitable considerations. In addition, the Issuer agrees to reimburse any Indemnified Person upon demand for all reasonable expenses (including reasonable fees of one legal counsel) incurred by such Indemnified Person in connection with investigating, preparing or defending any such action or claim; provided, however, that such Indemnified Person is entitled to be indemnified hereunder with respect to such claim. The indemnity, contribution and expenses reimbursement obligations that the Issuer has under this Section 11.5 shall be in addition to any liability that the Issuer may otherwise have at law or in equity. The Issuer further agrees that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Person is a formal party to any such lawsuits, claims or other proceedings.

                  (d) Any indemnification of the Noteholders or any other Indemnified Person by the Issuer pursuant to this Section 11.5 shall be effected by wire transfer of immediately available funds from the Issuer to an account designated by the Noteholders or any other Indemnified Person within ten Business Days after the determination thereof.

         11.6 Governing Law; Exclusive Jurisdiction and Venue.

                  (a) ALL QUESTIONS CONCERNING THE CONSTRUCTION, INTERPRETATION AND VALIDITY OF THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  (b) THE PARTIES TO THIS AGREEMENT AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY HERETO PURSUANT TO THIS AGREEMENT SHALL EXCLUSIVELY LIE IN ANY FEDERAL OR STATE COURT LOCATED IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION.

                  (c) THE ISSUER HEREBY AGREES THAT SERVICE UPON IT BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED) SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW NOR SHALL IT LIMIT THE RIGHT OF THE NOTEHOLDERS TO BRING PROCEEDINGS AGAINST THE ISSUER IN THE COURTS OF ANY OTHER JURISDICTION.

         11.7 Waiver of Jury Trial.

         EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR ANY NOTE DOCUMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.

         11.8 Waivers; Amendments.

                  (a) No failure or delay of the Noteholders in exercising any power or right in this Agreement or in any other Note Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise of any other right or power. No waiver of any provision of this Agreement or any other Note Document or consent to any departure by the Issuer therefrom shall in any event be effective unless the same shall be authorized as provided for in Section 11.8(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Issuer in any case shall entitle the Issuer to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended, restated or otherwise modified except pursuant to a written agreement entered into by the Issuer and the Requisite Noteholders; provided that no such amendment, waiver, restatement or modification shall (i) reduce the principal amount of any Note or reduce the rate of interest thereon, or reduce any other amounts payable hereunder; (ii) postpone the scheduled date of payment of the principal amount of any Note, or any interest thereon, or any other amounts payable hereunder, or reduce the amount of, waive or excuse any such payment; (iii) change Sections 3.2(e) or 3.2(f) in a manner that would alter the pro rata sharing of payments required thereby; (iv) change any of the provisions of this Section 11.8 or the definition of "Requisite Noteholder" or any other provision hereof specifying the number or percentage of Noteholders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder; or (v) increase the obligations of any Noteholder or otherwise disproportionately adversely affect any rights of any Noteholder under this Agreement, in each of the foregoing situations, without the prior written consent of each Noteholder affected thereby.

         11.9 Public Announcements; Use of Name.

         The Issuer and each of the Initial Noteholders agree not to issue any press release or make any other public announcement, statement or filing with regard to this Agreement, any other Note Document or the transactions contemplated hereby or thereby without the prior approval of the Requisite Noteholders or the Issuer, respectively, such approval not to be unreasonably withheld. Except as otherwise provided for in this Section 11.9, the Issuer agrees to permit the Noteholders, and the Noteholders agree to permit the Issuer, to make reasonable use of the other's name in any public announcement, statement or filing, provided that such use occurs in a professional and business-like manner.

         11.10 Remedies.

         Notwithstanding anything to the contrary contained herein, each Noteholder shall have and retain all other rights and remedies existing in its favor at law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent any violations of the provisions of this Agreement or any other Note Document.

         11.11 Independence of Covenants, Representations and Warranties.

         All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness or breach of a representation and warranty hereunder.

         11.12 No Fiduciary Relationship.

         No provision in this Agreement or in any other Note Document and no course of dealing among the parties hereto shall be deemed to create any fiduciary duty by the Noteholders or any of their respective agents or Affiliates to the Issuer or its respective directors, officers, employees, agents, stockholders or Affiliates.

         11.13 Construction.

         The Issuer and the Noteholders acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Note Documents with its legal counsel and that this Agreement and the other Note Documents shall be construed as if jointly drafted by the Noteholders and the Issuer.

         11.14 Severability.

         Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by Applicable Law.

         11.15 Counterparts; Facsimile Execution.

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature to this Agreement or any other Note Document that is delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery by such party of this Agreement or such Note Document.

         11.16 Headings.

         Article and section headings and the table of contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         11.17 Entire Agreement.

         This Agreement (including the annexes, schedules and exhibits hereto) and the agreements and documents referred to herein contain the entire agreement of the parties and supersede any and all prior agreements among the parties with respect to the subject matter hereof.

                                  ARTICLE XII
                                COLLATERAL AGENT

         12.1 Appointment.

                  (a) Apollo Investment Fund IV, L.P. is hereby appointed the Collateral Agent hereunder and under the other Note Documents. Each Noteholder hereby authorizes the Collateral Agent to act as its agent in accordance with the terms of this Agreement and the other Note Documents. The Collateral Agent agrees to act upon the express conditions contained in this Agreement and the other Note Documents, as applicable. The provisions of this Article XII are solely for the benefit of the Collateral Agent and the Noteholders and neither the Issuer nor any of its Subsidiaries shall have rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, the Collateral Agent shall act solely as an agent of the Noteholders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Issuer.

                  (b) It is the purpose of this Agreement and the other Note Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Note Documents, and in particular in case of the enforcement of any of the Note Documents, or in case the Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Note Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Collateral Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as, a "Supplemental Collateral Agent").

                           (i) In the event that the Collateral Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (1) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Note Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Note Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Collateral Agent, and (2) the provisions of this Article XII that refer to the Collateral Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Collateral Agent, as the context may require.

                           (ii) Should any instrument in writing from the Issuer be required by any Supplemental Collateral Agent so appointed by the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Issuer shall execute, acknowledge and deliver any and all such instruments promptly upon reasonable request by the Collateral Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental the Collateral Agent, to the extent permitted by law, shall vest in and be exercised by the Collateral Agent until the appointment of a new Supplemental Collateral Agent.

         12.2 Powers and Duties; General Immunity.

                  (a) Each Noteholder irrevocably authorizes the Collateral Agent to take such action on such Noteholder's behalf and to exercise such powers, rights and remedies hereunder and under the other Note Documents as are specifically delegated or granted to the Collateral Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Collateral Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Note Documents. The Collateral Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Collateral Agent shall not have, by reason of this Agreement or any of the other Note Documents, a fiduciary relationship in respect of any Noteholder or the Issuer; and nothing in this Agreement or any of the other Note Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of this Agreement or any of the other Note Documents except as expressly set forth herein or therein.

                  (b) The Collateral Agent shall not be responsible to any Noteholder for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Note Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Collateral Agent to the Noteholders or by or on behalf of the Issuer to the Collateral Agent or any Noteholder in connection with the Note Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Issuer or any other Person liable for the payment of any Obligations, nor shall the Collateral Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Note Documents or as to the use of the proceeds of the Notes or as to the existence or possible existence of any Default or Event of Default. Anything contained in this Agreement to the contrary notwithstanding, the Collateral Agent shall not have any liability arising from confirmations of the amount of outstanding principal amount of the Notes or the component amounts thereof.

                  (c) Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable to the Noteholders for any action taken or omitted by the Collateral Agent under or in connection with any of the Note Documents except to the extent caused by the Collateral Agent's gross negligence or willful misconduct. The Collateral Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Note Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Collateral Agent shall have received instructions in respect thereof from the Requisite Noteholders (or such other Noteholders as may be required to give such instructions under subsection 11.8) and, upon receipt of such instructions from the Requisite Noteholders (or such other Noteholders, as the case may be), the Collateral Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Note Document or Applicable Law. Without prejudice to the generality of the foregoing, (i) the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication (including any electronic message), instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Issuer and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Noteholder shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Note Documents in accordance with the instructions of the Requisite Noteholders (or such other the Noteholders as may be required to give such instructions under subsection 11.8).

         12.3 Independent Investigation by the Noteholders; No Responsibility For Appraisal of Creditworthiness.

         Each Noteholder agrees that it has made its own independent investigation of the financial condition and affairs of the Issuer and its Subsidiaries in connection with the purchase of the Notes and that it has made and shall continue to make its own appraisal of the creditworthiness of the Issuer and its Subsidiaries. The Collateral Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Noteholders or to provide any Noteholder with any credit or other information with respect thereto, whether coming into its possession before the Closing or at any time or times thereafter, and the Collateral Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to the Noteholders.

         12.4 Right to Indemnity.

         Each Noteholder, in proportion to its pro rata share of the outstanding principal amount of the Notes held by such Noteholder, severally agrees to indemnify the Collateral Agent and its officers, directors, employees, agents, attorneys, professional advisors and Affiliates to the extent that any such Person shall not have been reimbursed by the Issuer, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by the Collateral Agent) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent or such other Person in exercising the powers, rights and remedies of the Collateral Agent or performing duties of the Collateral Agent hereunder or under the other Note Documents or otherwise in its capacity as the Collateral Agent in any way relating to or arising out of this Agreement or the other Note Documents; provided that no Noteholder shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of the Collateral Agent resulting solely from the Collateral Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. If any indemnity furnished to the Collateral Agent or any other such Person for any purpose shall, in the opinion of the Collateral Agent, be insufficient or become impaired, the Collateral Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

         12.5 Resignation of Agents; Successor Collateral Agent.

         The Collateral Agent may resign at any time by giving thirty days' prior written notice thereof to the Noteholders and the Issuer. Upon any such notice of resignation by the Collateral Agent, the Requisite Noteholders shall have the right, upon five Business Days' notice to the Issuer, to appoint a successor the Collateral Agent. If no such successor shall have been so appointed by the Requisite Noteholders and shall have accepted such appointment within thirty days after the retiring Collateral Agent gives notice of its resignation, the retiring Collateral Agent may, on behalf of the Noteholders, appoint a successor Collateral Agent. If the Collateral Agent shall notify the Noteholders and the Issuer that no Person has accepted such appointment as successor Collateral Agent, such resignation shall nonetheless become effective in accordance with the Collateral Agent's notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations under the Note Documents, except that any Collateral held by the Collateral Agent will continue to be held by it until a Person shall have accepted the appointment of successor Collateral Agent, and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by, to or through each Noteholder directly, until such time as the Requisite Noteholders appoint a successor Collateral Agent in accordance with this Article
12.5. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring the Collateral Agent and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement (if not already discharged as set forth above). After any retiring Collateral Agent's resignation hereunder, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement.

         12.6 Collateral Documents and Guaranties; Subordination Agreements.

         Each Noteholder hereby further authorizes the Collateral Agent, on behalf of and for the benefit of the Noteholders, to enter into each Collateral Document, and, except as set forth below, any amendment, modification or supplement thereto, as secured party and to be the agent for and representative of the Noteholders under the Note Guarantee, and each Noteholder agrees to be bound by the terms of each Collateral Document and the Note Guarantee; provided that the Collateral Agent shall not (a) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or the Note Guarantee or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of the Requisite Noteholders (or, if required pursuant to subsection 11.8, all the Noteholders); provided further, however, that, without further written consent or authorization from the Noteholders, the Collateral Agent may execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which the Requisite Noteholders have otherwise consented. Anything contained in any of the Note Documents to the contrary notwithstanding, the Issuer, the Collateral Agent and each Noteholder hereby agree that (1) no Noteholder shall have any right individually to realize upon any of the Collateral under the Collateral Documents or to enforce the Note Guarantee, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Note Guarantee may be exercised solely by the Collateral Agent for the benefit of the Noteholders in accordance with the terms thereof, and (2) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Collateral Agent or any Noteholder may be the purchaser of any or all of such Collateral at any such sale and the Collateral Agent, as agent for and representative of the Noteholders (but not any Noteholder or the Noteholders in its or their respective individual capacities unless the Requisite Noteholders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.

         12.7 The Collateral Agent May File Proofs of Claim.

                  (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or its Subsidiaries, the Collateral Agent (irrespective of whether the Notes shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand on the Issuer) shall be entitled and empowered, by intervention in such proceeding or otherwise

                           (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Noteholders and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Noteholders and the Collateral Agent and their agents and counsel and all other amounts due the Noteholders and the Collateral Agent) allowed in such judicial proceeding and

                           (ii) to collect and receive any moneys or other Property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Noteholders, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and their agents and counsel, and any other amounts due the Collateral Agent.

                  (b) Nothing herein contained shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Noteholders or to authorize the Collateral Agent to vote in respect of the claim of any Noteholder in any such proceeding.



                            [Signature page follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date first written above.

                                        ISSUER:
                                        -------


                                        HUGHES COMMUNICATIONS, INC.


                                        By:
                                             /s/ ROBERT C. LEWIS
                                             -----------------------------------
                                             Name:  Robert C. Lewis
                                             Title: Senior Vice President and
                                                    General Counsel


                                        INITIAL NOTEHOLDERS:
                                        --------------------


                                        APOLLO INVESTMENT FUND IV, L.P.


                                        By: APOLLO ADVISORS IV, L.P.,
                                            its general partner

                                        By: Apollo Capital Management, IV, INC.,
                                            its general partner


                                        By: /s/ ANDREW AFRICK
                                            ------------------------------------
                                            Name:  Andrew Africk
                                            Title: Vice President


                                        APOLLO OVERSEAS PARTNERS IV, L.P.


                                        By: APOLLO ADVISORS IV, L.P.,
                                            its general partner

                                        By: Apollo Capital Management, IV, INC.,
                                            its general partner


                                        By: /s/ ANDREW AFRICK
                                            ------------------------------------
                                            Name:  Andrew Africk
                                            Title:  Vice President

================================================================================






                             NOTE PURCHASE AGREEMENT





                                      AMONG



                           HUGHES COMMUNICATIONS, INC.

                                       AND

             THE INITIAL NOTEHOLDERS IDENTIFIED ON SCHEDULE I HERETO





                          DATED AS OF DECEMBER 30, 2005






================================================================================

EXHIBITS
--------

Exhibit A         -        Form of Note
Exhibit B         -        Form of Security Agreement
Exhibit C         -        Form of Separation Agreement
Exhibit D         -        Form of Opinions
Exhibit E                  Form of Draft S-1 Registration Statement
Exhibit F                  Form of Registration Rights Agreement

ANNEX
-----

Annex I           -        Schedule of Documents

SCHEDULES
---------

Schedule I        -        Noteholders, Notes and Notices
Schedule 4.4(b)   -        Capitalization
Schedule 4.4(c)   -        Options and Warrants
Schedule 4.7(a)   -        Indebtedness
Schedule 8.2(a)   -        Liens
Schedule 8.4(c)   -        Investments
Schedule 8.8      -        Restrictive Agreements